Exhibit 23.2






          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
          ---------------------------------------------------------


          We hereby consent to the use of the name Netherland, Sewell & Associates, Inc. and references to Netherland, Sewell & Associates, Inc. and to the inclusion or incorporation by reference of and references to our report, or information contained therein, dated March 3, 1999, prepared for Chieftain International, Inc. in this Registration Statement on Form S-3 of Chieftain International, Inc.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By: /s/ Frederic D. Sewell
                                             ----------------------
                                             Frederic D. Sewell
                                             President


Dallas, Texas
October 8, 1999